Exhibit 1.1

EAGLE ROCK ENERGY PARTNERS, L.P.

9,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

March 13, 2013

UNDERWRITING AGREEMENT

March 13, 2013

RBC Capital Markets, LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

as Managing Underwriters

c/o RBC Capital Markets, LLC

Three World Financial Center, 200 Vessey Street

New York, NY  10281-8098

Ladies and Gentlemen:

EAGLE ROCK ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom RBC Capital Markets, LLC (“RBC”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”), an aggregate of 9,000,000 (the “Firm Units”) common units representing limited partner interests (the “Common Units”) of the Partnership.  In addition, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 1,350,000 Common Units (the “Additional Units”).  The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.”  The Units are described in the Prospectus which is referred to below.

The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-163554) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Partnership has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act.  Such registration statement, as so amended, has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s most recent effective date for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as exhibits thereto or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or

Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act.

The Partnership has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Units, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Units.  Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Partnership and attached to or used with such preliminary prospectus supplement.  Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Partnership and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Units filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to you for use by the Underwriters and by dealers in connection with the offering of the Units.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act).  The Underwriters have not offered or sold and will not offer or sell, without the Partnership’s consent, any Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Units, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and the information set forth on Schedule C attached to this Agreement, considered together.

“Applicable Time” means 8:25 a.m. (New York City time) March 13, 2013;

Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Partnership and the Underwriters agree as follows:

1.                                      Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $8.9376 per Unit.  The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial offering to such extent as you may determine.

In addition, the Partnership hereby grants to the several Underwriters the option (the “Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units, at the same purchase price per Unit to be paid by the Underwriters to the Partnership for the Firm Units less an amount per Unit equal to any dividend or distribution declared by the Partnership and payable on the Firm Units but not payable on the Additional Units.  The Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Partnership.  Such notice shall set forth the aggregate number of Additional Units as to which the Option is being exercised and the date and time when the Additional Units are to be delivered

(any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the tenth business day after the date on which the Option shall have been exercised.  The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional common units), subject to adjustment in accordance with Section 8 hereof.

2.                                      Payment and Delivery.  Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer against electronic transfer of the Firm Units to you through the facilities of The Depository Trust Partnership (“DTC”) for the respective accounts of the Underwriters in such names and in such denominations as you shall specify.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 18, 2013 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”

Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Units.  Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Latham & Watkins LLP, 811 Main St., Suite 3700, Houston, Texas 77002, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3.                                      Representations and Warranties of the Partnership.  The Partnership represents and warrants to and agrees with each of the Underwriters that:

(a)                                 the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are contemplated by the Commission;

(b)                                 the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then-issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, when taken together with each Covered Free Writing Prospectus listed in Schedule D hereto, did not as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter to the Partnership expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)                                  prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Partnership be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Units contemplated hereby is solely the property of the Partnership;

(d)                                 in accordance with Conduct Rule 2710(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Units could have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;

(e)                                  the Partnership has an authorized and outstanding capitalization as set forth in the Disclosure Package and the Prospectus, at the indicated date specified therein, and there has been no material change in such information since such date (except as disclosed in the Registration Statement and the Prospectus); all of the issued and outstanding limited partner interests, including the Common Units, of the Partnership have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership’s Second Amended and Restated Agreement of Limited Partnership, as amended or replaced (the “Partnership Agreement”) and non-assessable (as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”)), have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Common Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NASDAQ Global Select Market (the “NASDAQ”);

(f)                                   each of Eagle Rock Energy G&P, LLC, a Delaware limited liability company (“G&P LLC”), and the sole general partner of the Eagle Rock Energy GP, L.P., a Delaware limited partnership (the “General Partner”), which is the sole general partner of the Partnership, and the Partnership and each of its other Subsidiaries has been duly formed or incorporated, as the case may be, and is validly existing and in good standing as a limited partnership, limited liability company or corporation, as the case may be, under the laws of the State of Delaware or the State of Texas, as the case may be, with full limited partnership, limited liability company or corporate power and authority, as the case may be, to own or lease properties and to conduct their respective business in all material respects as described in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus.  The Partnership has full limited partnership power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.  The Partnership and each of the Subsidiaries is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as the case may be, and is in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial conditions, results of operations or prospects of the Partnership and the Subsidiaries, taken as a whole, or on their ability to perform their respective obligations under this Agreement (a “Material Adverse Effect”);

(g)           G&P LLC is the sole general partner of the General Partner, with a non-economic general partner interest in the General Partner and all necessary limited liability company power and authority to act as the general partner of the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the General Partner (as the same has been and may be amended or restated at or prior to the time of purchase, the “GP Partnership Agreement”); and G&P LLC owns such general partner interest free and clear of all liens other than those created by or arising under the DRULPA, the GP Partnership Agreement or that certain Amended and Restated Credit Agreement, dated June 22, 2011, among the Partnership and Wells Fargo Bank, N.A., as administrative agent and swingline lender, Bank of America, N.A. and Royal Bank of Scotland, plc, as co-syndication agents, and BNP Paribas, as documentation agent, and the lenders parties thereto, (as amended or modified from time to time, the “Credit Agreement”);

(h)           the General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership and all necessary limited partnership power and authority to act as the general partner of the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens other than those created by or arising under the DRULPA, the Partnership Agreement or the Credit Agreement;

(i)            the Partnership has no other direct or indirect “subsidiaries” (as defined under the Act) other than the Subsidiaries (other than Sweeny (as defined below)); other than its ownership interest in the Subsidiaries and Sweeny, the Partnership does not own, directly or indirectly, any shares of stock, any other equity interests or any long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity;

(j)            the Partnership owns, directly or indirectly, 100% of the capital stock, membership interests or partnership interests, as the case may be, of each Subsidiary other than Sweeny Gathering L.P., a Texas limited partnership (“Sweeny”); the Partnership owns, directly or indirectly, a 1% general partner and 49% limited partner interest in Sweeny; such capital stock, membership interests or partnership interests, as the case may be, have been duly authorized and validly issued in accordance with the certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement and/or partnership agreement, as applicable (each, a “Constituent Document”), of the respective Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement or limited partnership agreement, as the case may be) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, Sections 17-303, 17-607 and 17-804 of the DRULPA, in the case of a Delaware limited partnership, Section 101.206 of the Texas Business Organizations Code (the “TBOC”), in the case of a Texas limited liability company, and Sections 153.102 and 153.210 of the TBOC, in the case of a Texas limited partnership); all of such outstanding membership interests and partnership interests are owned by the Partnership, free and clear of all liens other than those created by or arising under the Credit Agreement and those described in the Registration Statement, the Disclosure Package and the Prospectus.  All equity interests in the Subsidiaries have been issued in compliance with the applicable Constituent Documents and all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.  No options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligation into equity interests in any of the Subsidiaries are outstanding;

(k)           each of the Subsidiaries that is the general partner of a Subsidiary that is a limited partnership has all necessary limited liability company power and authority to act as general partner of such Subsidiary;

(l)            the Partnership Agreement has been duly authorized, validly executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against them in accordance with its terms, subject to limitation by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies (collectively, the “Enforceability Exceptions”);

(m)          the Constituent Document of each Subsidiary has been duly authorized, validly executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties, enforceable against them in accordance with its terms, subject to limitation by the Enforceability Exceptions;

(n)           the Units have been duly authorized and will be validly issued in accordance with the Partnership Agreement, and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the DRULPA) and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Units, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s certificate of limited partnership or any agreement or other instrument to which the Partnership is a party, except as set forth in Section 4.8 of the Partnership Agreement;

(o)           the Common Units, including the Units, conform in all material respects to each description thereof, if any, contained or incorporated by reference in the

Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus;

(p)           the Partnership has full limited partnership power and authority to enter into this Agreement; all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been taken; this Agreement has been duly authorized, executed and delivered by the Partnership;

(q)           none of the Partnership and its Subsidiaries is (i) in violation of its applicable Constituent Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to have a Material Adverse Effect;

(r)            the execution, delivery and performance (subject to limitation by the Enforceability Exceptions) by the Partnership of this Agreement, the issuance of the Units and compliance by the Partnership with the terms thereof and the consummation of the transactions contemplated hereby does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound; (ii) result in any violation of the provisions of the Constituent Documents of any of the Partnership or the Subsidiaries; or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default except as would not reasonably be expected to have a Material Adverse Effect;

(s)            except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable state securities or “Blue Sky” laws in connection with the transactions contemplated hereby, (ii) such consents that have been, or prior to the time of purchase will have been, obtained and (iii) such consents that, if not obtained, would not reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any of the Partnership or its Subsidiaries or any of their respective properties is required in connection with the offering, issuance and sale of the Units by the Partnership in the manner contemplated herein or in the Registration Statement, the Disclosure Package, the

Prospectus and any Permitted Free Writing Prospectus, the execution, delivery and performance of this Agreement by the Partnership or the consummation by the Partnership of the transactions contemplated hereby;

(t)            except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units or any other capital stock or other equity interests of the Partnership; (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Units or any other capital stock of or other equity interests in the Partnership; (iii) no person has the right to act as an underwriter, agent, financial advisor to the Partnership or in any similar capacity in connection with the offer and sale of the Units; and (iv) no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Common Units or any other capital stock of or other equity interests in the Partnership, or to include any such Common Units or interests in the Registration Statement or the offering contemplated thereby;

(u)           the Partnership and the Subsidiaries possess all licenses, certificates, permits and other authorizations (“permits”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties and the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to possess or make the same would not reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, the Partnership and the Subsidiaries have fulfilled and performed all their material obligations with respect to such permits, have not received notice of any revocation or modification of any such permits and have no reason to believe that any such permits will not be renewed in the ordinary course except where such renovation, modification, or non-renewal would not reasonably be expected to have a Material Adverse Effect;

(v)           except as described in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Partnership, threatened to which the Partnership or its Subsidiaries is or may be a party or to which any property of the Partnership or its Subsidiaries is or may be the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(w)          each of Deloitte & Touche LLP (“DT”) and KPMG LLP (“KPMG”), each of which has expressed its opinion with respect to certain financial statements of the Partnership or its subsidiaries contained or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing

Prospectus, is an independent registered public accounting firm with respect to the Partnership within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act and the Exchange Act;

(x)           the historical financial statements and the related notes and supporting schedules thereto included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus comply as to form in all material respects with the applicable requirements of the Act and Exchange Act, and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified, except to the extent disclosed therein; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus has been derived from, and prepared on a basis consistent with, the accounting records of the Partnership and its consolidated subsidiaries and presents fairly the information shown thereby;

(y)           Cawley, Gillespie & Associates, Inc. (“CGA”), who has certified the oil and gas reserve estimates of the Partnership, has represented to the Partnership that it is, and the Partnership believes it to be, an independent reserve engineering firm with respect to the Partnership for the periods set forth in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus;

(z)           the information underlying the estimates of reserves of the Partnership included in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; the estimates of such reserves and standardized measure thereof as described in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus and future net cash flow reflected in the reserve report of CGA regarding the Partnership’s reserves has been prepared in a manner that complies with the applicable requirements of the Act and the Exchange Act; and other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, or as otherwise described in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, the Partnership is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free

Writing Prospectus;

(aa)         since the date of the most recent financial statements of the Partnership included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, (i) there has not been any change in the equity interests or outstanding indebtedness of any of the Partnership or the Subsidiaries that is material to the Partnership, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, partners’ equity, results of operations or prospects of the Partnership or the Subsidiaries, taken as a whole; (ii) the Partnership and the Subsidiaries have not entered into any transaction or agreement (other than in the ordinary course of business) that, singly or in the aggregate, is material to the Partnership or the Subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Partnership or the Subsidiaries, taken as a whole (other than in the ordinary course of business); and (iii) the Partnership and the Subsidiaries have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of clauses (i), (ii) and (iii), as otherwise disclosed in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus;

(bb)         none of the Partnership and its Subsidiaries is now, and after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the Disclosure Package, and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(cc)         except as described in the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, the Partnership and the Subsidiaries have good and marketable title to, or, with respect to properties held under lease, have valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the businesses of the Partnership and the Subsidiaries, in each case free and clear of all liens, security interests, encumbrances, claims and defects and imperfections of title except those that (i) arise pursuant to the Credit Agreement; (ii) do not materially interfere with the use made and proposed to be made of such property by the Partnership and the Subsidiaries; or (iii) would not reasonably be expected to have a Material Adverse Effect;

(dd)         the Partnership and the Subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct their business in the manner described in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth therein and except for such rights-of-way that, if not obtained, would not reasonably be expected to have a Material Adverse Effect; the Partnership has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus; and except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership and the Subsidiaries, taken as a whole;

(ee)         no labor disturbance by or dispute with employees of any of the Partnership or the Subsidiaries exists or, to the knowledge of the Partnership, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect;

(ff)          (i) the Partnership and the Subsidiaries:  (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Partnership or the Subsidiaries, except in the case of each of clauses (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not reasonably be expected to have a Material Adverse Effect;

(gg)         (i) the Partnership and the Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, and each such return is correct and complete; and (ii) except as otherwise disclosed in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Partnership or the Subsidiaries or any of their respective properties or assets, except, in the case of each of clauses (i) and (ii) above, for any such failure to so pay or file or deficiency that (A) is being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles, or (B) would not reasonably be expected to have a Material Adverse Effect;

(hh)         the Partnership and the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonable for companies engaged in similar business in similar industries; and none of the Partnership or the Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; or (ii) any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue their business;

(ii)           the Partnership has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the Partnership’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent Annual Report on Form 10-K filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established;

(jj)           since the date of the most recent balance sheet of the Partnership reviewed or audited by KPMG and the audit committee of the board of directors of G&P LLC:  (i) none of the Partnership or the Subsidiaries is aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any such entities to record, process, summarize and report financial data that it has not notified the Underwriters of in writing and is not using commercially reasonable efforts to remediate, or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any such entity; and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(kk)         the Partnership maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, G&P LLC’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance that (i) transactions are validly executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ll)           nothing has come to the attention of the Partnership that has caused the Partnership to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus are not based on or derived from sources that are reliable and accurate in all material respects;

(mm)      (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Partnership or any member of its “controlled group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) to the knowledge of the Partnership, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) no Plan is subject to Title IV of ERISA; except, in the case of each of clauses (i) and (ii) above, for any such failure to maintain or comply or the occurrence of any transaction as would not reasonably be expected to have a Material Adverse Effect;

(nn)         there is and has been no material failure on the part of any of the Partnership, Subsidiaries or any of their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(oo)         neither the Partnership nor any of its subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Partnership or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made, authorized, offered or approved any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(pp)         the operations of the Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership or any Subsidiary of the Partnership with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened;

(qq)                          neither the Partnership nor its subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or representative of the Partnership or its subsidiaries, is currently subject to any U.S. sanctions (“Sanctions”) administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); the Partnership will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; none of the Partnership nor its subsidiaries is located, organized or resides in a country or other jurisdiction that is subject to Sanctions.

(rr)                                there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Partnership of the Units as provided herein;

(ss)                              neither the issuance, sale and delivery of the Units nor the application of the proceeds thereof by the Partnership as described in the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus will violate Section 7 of the Exchange Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(tt)                                the Partnership is in compliance with the rules of the NASDAQ, including, without limitation, the requirements for continued listing of the Common Units on the NASDAQ, and the Partnership has not received any notice from the NASDAQ regarding the delisting of the Common Units from the NASDAQ;

(uu)                          except pursuant to this Agreement, neither the Partnership nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(vv)                          neither the Partnership nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units;

(ww)                      the “Specified Historical Operating Results,” as defined in the certificate in the form attached as Exhibit E hereto, are consistent and in agreement with the accounting records, analyses, financial schedules and other documents of the Partnership and based on assumptions believed by the Partnership to be reasonable.  With respect to the Specified Historical Operating Results, nothing has come to the attention of the

Partnership that causes it to believe that the financial information contained in the Specified Historical Operating Results is not true, correct and accurate in all material respects;

(xx)                          the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; and

(yy)                          the Partnership has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the persons and entities named in Exhibit A-1 hereto.

In addition, any certificate signed by any officer of G&P LLC or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Units shall be deemed to be a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

4.                                      Certain Covenants of the Partnership.  The Partnership hereby agrees:

(a)                                 to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)                                 to make available to the Underwriters, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c)                                  if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner in accordance with such Rules);

(d)                                 if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Units, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Disclosure Package and the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e)                                  if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, to (i) file with the Commission, prior to such third anniversary, a new shelf registration statement under the Act relating to the Units, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; but the Partnership shall use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Partnership shall take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Disclosure Package and the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(f)                                   to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(g)                                  subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;

(h)                                 to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i)                                     to make generally available (within the meaning of Rule 158 under the Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), to deliver to you, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(j)                                    to furnish to you copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k)                                 to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Partnership and the Subsidiaries which have been read by the Partnership’s independent registered public accountants, as stated in their letters to be furnished pursuant to Section 6(c) hereof;

(l)                                     to apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement;

(m)                             to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Partnership relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of G&P LLC and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Partnership’s other obligations hereunder;

(n)                                 to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(o)                                 beginning on the date hereof and ending on, and including, the date that is  60 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of RBC, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing (other than a shelf registration statement on Form S-3 filed to replace the registration statement), (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) issuances of Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, (C) the sale of Common Units pursuant to the Equity Distribution Agreement, dated May 30, 2012, between the Partnership and UBS Securities LLC or pursuant to the Equity Distribution Agreement, dated May 30, 2012, between the Partnership and Knight Capital Americas, L.P. and (D) the issuance of securities under the Partnership’s equity compensation plans existing as of the date of this Agreement and described in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(o) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs  provided, further, that the immediately preceding proviso shall not apply if (i) the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Conduct Rule 2711(f)(4) of FINRA; and (ii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Partnership delivers (in accordance with Section 11) to RBC a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Partnership, certifying on behalf of the Partnership that the Partnership’s Common Units are “actively traded securities,” within the meaning of Conduct Rule 2711(f)(4) of FINRA;

(p)                                 before making, preparing, using, authorizing, approving or distributing any Covered Free Writing Prospectus, the Partnership will furnish to the Representatives a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representatives reasonably object, unless required by law; and the Representatives have been furnished with and consented to the use of any Permitted Free Writing Prospectus in existence at or prior to the date hereof;

(q)                                 not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus;

(r)                                    not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(s)                                   to use its best efforts to cause the Units to be listed for quotation on the NASDAQ and to maintain the listing of the Common Units, including the Units, for quotation on the NASDAQ; and

(t)                                    to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Partnership, a registrar for the Common Units.

5.                                      Reimbursement of the Underwriters’ Expenses.  If, after the execution and delivery of this Agreement, the Units are not delivered for any reason other than the termination of this Agreement pursuant to the fourth paragraph of Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6.                                      Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Partnership on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Partnership of its obligations hereunder and to the following additional conditions precedent:

(a)           The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Vinson & Elkins LLP, counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives and the Underwriters’ counsel, in the form set forth in Exhibit B hereto.

(b)           The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Charles C. Boettcher, General Counsel of G&P LLC, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives and the Underwriters’ counsel, in the form set forth in Exhibit C hereto.

(c)           You shall have received from each of (i) KPMG and (ii) DT letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Representatives and the Underwriters’ counsel, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Disclosure Package, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(d)           You shall have received from CGA letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Representatives and the Underwriters’ counsel, which letters shall cover, without limitation, the various oil and natural gas reserve disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Disclosure Package, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(e)           You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(f)            No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have reasonably objected in writing.

(g)           The Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act.  The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this

Agreement (or such earlier time as may be required under the Act).  The Partnership shall have complied with all filing requirements applicable to any Permitted Free Writing Prospectus used or referred to after the date hereof

(h)           Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses, the Disclosure Package, or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i)            The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Financial Officer and its Chief Compliance Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

(j)            The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit E hereto.

(k)           You shall have received each of the signed Lock-Up Agreements referred to in Section 3(yy) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(l)            Except as described in the Pre-Pricing Prospectus, (i) neither the Partnership nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Partnership or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Partnership and its

Subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such time of purchase on the terms and in the manner contemplated in the Prospectus.

(m)          The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(n)           The Units shall have been approved for quotation on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(o)           FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7.             Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Disclosure Package, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been, in the sole judgment of the Representatives, any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Partnership and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Disclosure Package, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Partnership’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Disclosure Package, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Partnership or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Partnership shall be unable to comply with any of the terms of this Agreement, the Partnership shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Partnership under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.             Increase in Underwriters’ Commitments.  Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration

Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.             Indemnity and Contribution.

(a)           The Partnership agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, agents or selling agents of the Underwriters and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in (A) any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), (B) in any Permitted Free Writing Prospectus, (C) in any “issuer information”

(as defined in Rule 433 under the Act) of the Partnership, (D) in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or (E) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically), or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Partnership, its directors and officers, and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or a Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) or (b) of this Section 9, respectively; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise.  The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees or expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have (A) fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement or (B) notified the indemnified party in writing that it is disputing in good faith all of any non-reimbursed portion of the fees in such request stating in reasonable detail the basis for such dispute, and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units.  The relative fault of the Partnership on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)           The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)            The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Partnership contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, directors or officers or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.  The Partnership and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership, against any of officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any Marketing Materials.

10.          Information Furnished by the Underwriters.  The statements set forth in the last sentence of the last paragraph on the cover page of the Prospectus, only insofar as such statements relate to delivery of the Units, the statements set forth in the third paragraph under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, only insofar as such statements relate to the amount of selling concession, and the statements set forth in the caption “Underwriting (Conflicts of Interest) - Stabilization, Short Positions and Penalty Bids,” in the Prospectus, only insofar as such statements relate to stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11.          Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, (A) if to the Underwriters, shall be sufficient in all respects if delivered or sent to (i) RBC Capital Markets, LLC, Three World Financial Center, 8th Floor, 200 Vesey Street, New York, New York 10281-8098, Attention:  Michael Goldberg, Syndicate Director, Fax:  (212) 428-6260; (B) if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at Eagle Rock Energy Partners, L.P., 1415 Louisiana, Suite 2700, Houston, Texas  77002 , Fax No.  (281) 715-4142, Attention: Charles C. Boettcher.

12.          Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.          Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Partnership consents to the jurisdiction of such courts and personal service with respect thereto.  The Partnership hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its common unitholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts to the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.

14.          Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Partnership and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.          No Fiduciary Relationship.  The Partnership hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities.  The Partnership further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Partnership, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or has undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect.  The Partnership and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership.  The Partnership and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Partnership and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Partnership with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Partnership on other matters).  The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.          Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17.          Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Partnership and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s and any of the Underwriters’ respective businesses and/or assets.

18.          Subsidiaries.  For the purposes hereof, “Subsidiaries,” with respect to the Partnership, has the meaning set forth in Rule 405 of the Act, but excluding any inactive or immaterial subsidiaries and any subsidiaries in which the Partnership has less than a 50% ownership or control interest.  The Subsidiaries are set forth on Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012.

19.          Miscellaneous.  UBS Securities LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG.  Because UBS Securities LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Partnership and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Partnership and the Underwriters, severally.

Very truly yours,

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P., its general partner

By:	Eagle Rock Energy G&P, LLC, its general partner

By:	/s/ Jeffrey P. Wood
	Name:	Jeffrey P. Wood
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to the Underwriting Agreement

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A.

RBC CAPITAL MARKETS, LLC

By: RBC CAPITAL MARKETS, LLC

By:	/s/ Andy Hull
	Name:	Andy Hull
	Title:	Director

Signature Page to the Underwriting Agreement

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Sumit Makherjee
	Name:	Sumit Makherjee
	Title:	Managing Director

Signature Page to the Underwriting Agreement

CITIGROUP GLOBAL MARKETS INC.

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Ramzi Nassar
	Name:	Ramzi Nassar
	Title:	Vice President

Signature Page to the Underwriting Agreement

UBS SECURITIES LLC

By: UBS SECURITIES LLC

By:	/s/ John Nesland
	Name:	John Nesland
	Title:	Managing Director

By:	/s/ Ephraim Musokwa
	Name:	Ephraim Musokwa
	Title:	Associate Director

Signature Page to the Underwriting Agreement

WELLS FARGO SECURITIES, LLC

By: WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
	Name:	David Herman
	Title:	Director

Signature Page to the Underwriting Agreement

SCHEDULE A

Underwriter	Number of Firm Units
RBC CAPITAL MARKETS, LLC	1,575,000
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	1,575,000
CITIGROUP GLOBAL MARKETS INC.	1,575,000
UBS SECURITIES LLC	1,575,000
WELLS FARGO SECURITIES, LLC	1,575,000
ROBERT W. BAIRD & CO. INCORPORATED	720,000
MLV & CO. LLC	315,000
GUZMAN & COMPANY	90,000
Total	9,000,000

SCHEDULE B

None

SCHEDULE C

ORALLY CONVEYED PRICING INFORMATION

Number of Firm Units:  9,000,000

Price to the Public: $9.31 per Unit

SCHEDULE D

None

EXHIBIT A

Lock-Up Agreement

March 12, 2013

RBC Capital Markets, LLC

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

c/o RBC Capital Markets, LLC

Three World Financial Center, 200 Vessey Street

New York, NY 10281-8098

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common units representing limited partner interests in the Partnership (“Common Units”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the sole prior written consent of RBC Capital Markets, LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), with respect to any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (d) as required or permitted by the Partnership’s benefit plans to reimburse or pay income tax in connection with the vesting of options, rights or warrants, (e) dispositions pursuant to the terms of any pledge agreement in effect on the date of this Lock-Up Agreement or (f) [the entrance into any new Rule 10b5-1 trading plan, provided that in connection with such entry, renewal or amendment, no Common Units shall be scheduled for sale thereunder during the Lock-Up Period][dispositions pursuant to the terms of an existing Rule 10b5-1 trading plan].  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the sole prior written consent of RBC Capital Markets, LLC, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this paragraph shall not apply if (i) the safe harbor provided by Rule 139 under the Securities Act of 1933, as amended, is available in the manner contemplated by Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and (ii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Partnership delivers (in accordance with the notice provisions of the Underwriting Agreement) to RBC Capital Markets, LLC a certificate, signed by the Chief Financial Officer or Chief Executive Officer of Eagle Rock Energy G&P, LLC, certifying on behalf of the Partnership that the Common Units are “actively traded securities,” within the meaning of Conduct Rule 2711(f)(4) of FINRA.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

The undersigned hereby authorizes the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such Common Units or other securities.

*     *     *

If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

Signature Page to Lock Up Letter Agreement

EXHIBIT A-1

LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position
Joseph A. Mills	Chairman and Chief Executive Officer, Director
Jeffrey P. Wood	Senior Vice President, Chief Financial Officer and Treasurer
Charles C. Boettcher	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Steven G. Hendrickson	Senior Vice President, Technical Evaluations
Joseph E. Schimelpfening	Senior Vice President, Upstream Business
Roger A. Fox	Senior Vice President, Midstream Business
Robert D. Hallett	Senior Vice President, Business Development
Christopher D. Ray	Director
William K. White	Director
William J. Quinn	Director
William A. Smith	Director
Herbert C. Williamson, III	Director
David W. Hayes	Director
Peggy A. Heeg	Director
Philip B. Smith	Director
Montierra Minerals & Production, L.P.	Unitholder
Montierra Management LLC	Unitholder
Natural Gas Partners VII, L.P.	Unitholder
Natural Gas Partners VIII, L.P.	Unitholder
NGP Income Management, L.L.C.	Unitholder
Eagle Rock Holdings NGP 7, LLC	Unitholder
Eagle Rock Holdings NGP 8, LLC	Unitholder
ERH NGP 7 SPV, LLC	Unitholder
ERH NGP 8 SPV, LLC	Unitholder

A-1-1

EXHIBIT B

OPINION OF VINSON & ELKINS

March 18, 2013

RBC Capital Markets, LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

Robert W. Baird & Co. Incorporated

MLV & Co. LLC

Guzman & Company

c/o RBC Capital Markets, LLC

Three World Financial Center, 200 Vessey Street

New York, NY 10281-8098

Ladies and Gentlemen:

This opinion is provided to you pursuant to Section 6(a) of the Underwriting Agreement, dated March 13, 2013 (the “Agreement”), by and between Eagle Rock Energy Partners, L.P. (the “Partnership”) and RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., UBS Securities LLC and Wells Fargo Securities, LLC (the “Underwriters”), pursuant to which the Partnership issued and sold 9,000,000 (the “Firm Units”), common units representing limited partner interests in the Partnership (“Common Units”), pursuant to the terms set forth in the Agreement.  Any capitalized term used in this opinion and not defined herein shall have the meaning assigned to such term in the Agreement; and any references in this opinion to information that is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Disclosure Package or the Prospectus mean and include all information and documents that are incorporated or deemed to be incorporated by reference therein.

We have acted as counsel to the Partnership in connection with the offer and sale by the Partnership of the Units.  In connection with the opinions expressed below, we have examined the following:

(a)                                 a copy of the Certificate of Limited Partnership of the Partnership as filed with the Secretary of State of the State of Delaware on May 25, 2006, certified as of a recent date, and a copy, certified by the Secretary of Eagle Rock Energy G&P, LLC (“G&P LLC”) to be a true copy, of the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated May 24, 2010, as amended as of the date hereof (as amended, the “Partnership Agreement”);

(b)                                 a copy of the Certificate of Limited Partnership of Eagle Rock Energy GP, L.P. (the “General Partner”) as filed with the Secretary of State of the State of Delaware on May 25, 2006, certified as of a recent date, and a copy, certified as of a recent date by the Secretary of G&P LLC to be a true copy, of the Agreement of Limited Partnership of the General Partner dated May 25, 2006;

(c)                                  a copy of the Certificate of Formation of G&P LLC as filed with the Secretary of State of the State of Delaware on May 25, 2006, certified as of a recent date, a copy, certified as of a recent date by the Secretary of G&P LLC to be a true copy, of the Second Amended and Restated Limited Liability Company Agreement of G&P LLC dated October 27, 2006, and a copy, certified as of a recent date by the Secretary of G&P LLC to be a true copy, of the Third Amended and Restated Limited Liability Company Agreement of G&P LLC dated July 30, 2010;

(d)                                 the Constituent Documents of the Partnership’s other Subsidiaries, certified as of a recent date, as applicable;

(e)                                  copies of (i) an excerpt from the minutes of the Board of Directors (the “Board”) of G&P LLC meeting held on October 27, 2009, and (ii) a unanimous written consent of the Board, dated March [ • ], 2013, and resolutions of the Pricing Committee of the Board, dated March [ • ], 2013, each certified as of a recent date by the Secretary of G&P LLC;

(f)                                   a copy of the Registration Statement;

(g)                                  the Prospectus;

(h)                                 the Agreement;

(i)                                     reports, dated as of recent dates, prepared by CT Lien Solutions purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming the Partnership or certain of its Subsidiaries as debtors;

(j)                                    evidence satisfactory to us of the effectiveness of the Registration Statement; and

(k)                                 such other documents as we have deemed appropriate for purposes of the opinions expressed below.

Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

1.                                      Each of the Partnership, the General Partner, G&P LLC and the Partnership’s other Significant Subsidiaries (as defined in Rule 405 of the Act) identified on Schedule I hereto validly exists and is in good standing under the laws of its jurisdiction of organization, is duly registered or qualified to do business and is in good standing in each jurisdiction set forth opposite its name on Schedule I hereto, and each has all power and authority necessary to own or lease its properties and to conduct its businesses in which it is engaged as described in the Registration Statement, the Disclosure Package, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A.

2.                                      The Partnership has full limited partnership right, power and authority to execute and deliver this Agreement and to perform its obligations thereunder

3.                                      The General Partner is the sole general partner of the Partnership, with all necessary limited partnership authority to act as general partner of the Partnership.

4.                                      G&P LLC is the sole general partner of the General Partner, with all necessary limited liability company authority to act as general partner of the General Partner.

5.                                      The Agreement has been duly authorized, executed and delivered by the Partnership.

6.                                      The Units have been duly authorized and, when paid for in accordance with the terms of the Agreement, will be duly authorized for sale and issuance, and when issued and delivered by the Partnership against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the DRULPA).

7.                                      The Common Units, including the Units, conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A.

8.                                      Each of the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus (except as to the financial statements and schedules, and other financial data derived therefrom, and the oil and natural gas reserve estimates contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, as to which we express no opinion) appears on its face to comply as to form in all material respects with the requirements of the Act (including, in the case of the Pre-Pricing Prospectus and the Prospectus, Section 10(a) of the Act).

9.                                      The Registration Statement has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 or Rule 430B under the Act has been made in the manner and within the time period required by such Rule 424 (without giving effect to Rule 424(b)(8)) and in compliance with Rule 430B under the Act, and any required filing of a Permitted Free Writing Prospectus pursuant to Rule 433 under the Act has been made in the manner, within the time period and otherwise in compliance with such Rule 433.

10.                               No approval, authorization, consent or order under any federal law, the laws of the State of New York or under the DRULPA or approval, authorization, consent of or filing with any New York or Delaware governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Units by the Partnership or the transactions contemplated by the Agreement other than registration of the issuance of the Units under the Act except (A) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of FINRA in connection with the offer and sale of the Units in the manner contemplated herein and in the Prospectus

(as to which we express no opinion) and (B) such other that have been obtained or taken and are in full force and effect.

11.                               The execution, delivery and performance by the Partnership of the Agreement, the issuance of the Units and the consummation of the transactions contemplated by the Agreement does not and will not (i) assuming application of the proceeds from the sale of the Units in the manner set forth in the Disclosure Package and the Prospectus, violate, or constitute a breach or default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, that is filed or incorporated by reference as an exhibit to (A) the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012 and (B) each current or periodic report filed by the Partnership with the Commission from the date of filing of such Annual Report on Form 10-K to the date hereof; (ii) result in any violation of the provisions of the Constituent Documents of the Partnership or (iii) result in the violation of the Delaware General Corporations Law, the Delaware LLC Act, the DRULPA, the laws of the State of New York or Texas or federal law or any Applicable Order; provided, however, that the opinion expressed in clause (iii) herein shall not include state or federal securities or “Blue Sky” laws or other antifraud statutes, rules or regulations; provided further, however, that “Applicable Order” means judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority identified in a certificate of the Partnership and provided to such counsel.

12.                               The Partnership Agreement has been duly authorized, executed and delivered by the Partnership and the General Partner and is a valid and legally binding agreement of the Partnership and the General Partner, enforceable against the Partnership and the General Partner in accordance with its terms; provided that the enforceability thereof is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

13.                               The Partnership is not and, after giving effect to the offering and sale of the Units as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act.

14.                               The statements in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Material U.S. Federal Income Tax Consequences,” insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, constitute accurate summaries of the matters described therein in all material respects.

15.                               No person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed or incorporated by reference as an exhibit to (A) the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012 and

(B) each current or periodic report filed by the Partnership with the Commission from the date of filing of such Annual Report on Form 10-K to the date hereof, to cause the Partnership to register under the Act any Common Units or other equity interests in the Partnership or to include any such interest in the Registration Statement or the offering of the Units contemplated thereby, other than as have been effectively complied with, satisfied or waived.

16.                               The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to the Underwriters.

In rendering the opinions expressed herein, we have

(A)                               relied, with respect to matters of fact, upon the representations of the Partnership contained in the Agreement, certificates of officers and employees of G&P LLC, to the extent we deemed appropriate, and information obtained from public officials,

(B)                               assumed that all documents submitted to us as originals are authentic, that all copies submitted to us conform to the originals thereof, and that the signatures on all documents examined by us are genuine,

(C)                               assumed that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete,

(D)                               with respect to the opinions expressed in paragraph (1) concerning “good standing,” we have relied solely on a review of “good standing” certificates dated as of a date not less than two weeks prior to the date hereof,

(E)                                with respect to the opinions expressed in paragraph (6), relied on reports, dated as of recent dates, prepared by Corporation Service Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming the Partnership or certain of its Subsidiaries as debtors, and

(F)                                 not expressed an opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership, any of the limited partners of the General Partner, G&P LLC or any of the Significant Subsidiaries may be subject.

In addition, we have participated in conferences with officers of G&P LLC and other representatives of the Partnership, representatives of the independent public accountants and reserve engineers of the Partnership and representatives of the Underwriters at which the contents of the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses (if any) were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus (except as and to the extent stated in subparagraphs 7, 8 and 14 above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) the Registration Statement, at the time it became effective pursuant to the Act and Rule 430B promulgated thereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and as of the date hereof, together with the Permitted Free Writing Prospectuses (if any) identified in Annex A, contained or contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we make no statement herein with respect to (i) the financial statements and schedules, and other financial data derived therefrom, (ii) the representations and warranties and other statement of fact included in exhibits to any Incorporated Document, or (iii) the estimated oil and natural gas reserve evaluations and related calculations, in each case, included in the Registration Statement, the Basic Prospectus, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus).

Our opinion is limited to federal laws, the DRULPA, the Delaware LLC Act, the Delaware General Corporation Law and the laws of the States of Texas and New York.

This opinion letter is furnished to you solely for your benefit pursuant to Section 6(a) of the Agreement.  This letter and the opinions expressed herein may not be used or relied upon by you for any other purpose and may not be used or relied upon for any purpose by any other person or entity without our prior written consent.  Except for the use permitted herein, this letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without our prior written consent.

EXHIBIT C

OPINION OF CHARLES C. BOETTCHER

March 18, 2013

RBC Capital Markets, LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

Robert W. Baird & Co. Incorporated

MLV & Co. LLC

Guzman & Company

c/o RBC Capital Markets, LLC

Three World Financial Center, 200 Vessey Street

New York, NY 10281-8098

Ladies and Gentlemen:

This opinion is provided to you pursuant to Section 6(b) of the Underwriting Agreement, dated March 13, 2013 (the “Agreement”), by and between Eagle Rock Energy Partners, L.P. (the “Partnership”) and RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., UBS Securities LLC and Wells Fargo Securities, LLC, pursuant to which the Partnership issued and sold 9,000,000 (the “Firm Units”), common units representing limited partner interests in the Partnership (“Common Units”), pursuant to the terms set forth in the Agreement.  Any capitalized term used in this opinion and not defined herein shall have the meaning assigned to such term in the Agreement; and any references in this opinion to information that is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Disclosure Package or the Prospectus mean and include all documents and information that is incorporated or is deemed to be incorporated by reference therein.

I am the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of Eagle Rock Energy G&P, LLC, a Delaware limited liability company (“G&P LLC”) and the sole general partner of Eagle Rock Energy GP, L.P., a Delaware limited partnership (the “General Partner”) and the sole general partner of the Partnership, and have acted as counsel to the Partnership in connection with the offer and sale by the Partnership of the Units.  In connection with the opinions expressed below, I have examined the following:

(a)                                 a copy of the Certificate of Limited Partnership of the Partnership as filed with the Secretary of State of the State of Delaware on May 25, 2006, certified as of a recent date, and a copy of the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated May 24, 2010, as amended;

(b)                                 a copy of the Certificate of Limited Partnership of the General Partner as filed with the Secretary of State of the State of Delaware on May 25, 2006, certified as of a recent date, and a copy of the Agreement of Limited Partnership of the General Partner dated May 25, 2006;

(c)                                  a copy of the Certificate of Formation of G&P LLC as filed with the Secretary of State of the State of Delaware on May 25, 2006, certified as of a recent date, and a copy of the Third Amended and Restated Limited Liability Company Agreement of the General Partner dated July 30, 2010;

(d)                                 the Constituent Documents of the Partnership’s other Subsidiaries, certified as of a recent date, as applicable;

(e)                                  copies of (i) an excerpt from the minutes of the Board of Directors (the “Board”) of G&P LLC meeting held on October 27, 2009, and (ii) a unanimous written consent of the Board, dated March [ • ], 2013, and resolutions of the Pricing Committee of the Board, dated March [ • ], 2013, each certified as of a recent date by the Secretary of G&P LLC;

(f)                                   a signed copy of the Registration Statement;

(g)                                  the Prospectus;

(h)                                 the Agreement;

(i)                                     reports, dated as of recent dates, prepared by CT Lien Solutions purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming the Partnership or certain of its Subsidiaries as debtors;

(j)                                    evidence satisfactory to me of the effectiveness of the Registration Statement; and

(k)                                 such other documents as I have deemed appropriate for purposes of the opinions expressed below.

Based on the foregoing, and subject to the qualifications and limitations set forth below, I am of the opinion that:

1.                                      To the best of my knowledge, except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Partnership or its Subsidiaries is or may be a party or to which any property of any of the Partnership or its Subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to such Partnership or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best of my knowledge, contemplated by any governmental or regulatory authority or threatened by others.

2.                                      The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents (other than the Units) are accurate in all material respects; and, to the best of my knowledge, (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement, the Disclosure Package and the Prospectus and that are not so described in the Registration Statement, the Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts and other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus.

3.                                      Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Partnership owns:

(i)                                                       100% of the capital stock of each of (a) FinanceCo; (b) Eagle Rock Energy G&P Holding, Inc., a Delaware corporation that owns 0.5% of the limited liability company interests of G&P LLC, which owns a 0.001% general partner interest in Eagle Rock Energy GP, L.P., a Delaware limited partnership; (c) Eagle Rock Energy Acquisition Co., Inc., a Delaware corporation that owns 100% of the capital stock of Eagle Rock Upstream Development Company, Inc., a Delaware corporation that owns a 1% general partner interest and a 4% limited partner interest in Eagle Rock Acquisition Partnership, L.P., a Delaware limited partnership; and (d) Eagle Rock Energy Acquisition Co. II, Inc., a Delaware corporation that owns 100% of the capital stock of Eagle Rock Upstream Development Company II, Inc., a Delaware corporation that owns a 1% general partner interest and a 4% limited partner interest in Eagle Rock Acquisition Partnership II, L.P., a Delaware limited partnership;

(ii)                                                    100% of the limited liability company interests of each of (a) Eagle Rock Marketing, LLC, a Delaware limited liability company; (b) Eagle Rock Gas Services, LLC, a Delaware limited liability company; (c) EROC Production, LLC, a Delaware limited liability company that owns 100% of the limited liability company interests of each of (1) Escambia Operating Co. LLC, a Delaware limited liability company; and (2) Escambia Asset Co. LLC, a Delaware limited liability company, and a 1% general partner interest in Eagle Rock Upstream Development II, L.P., a Texas limited partnership; and (d) Eagle Rock Mid-Continent Holding, LLC, a Delaware limited liability company that owns 100% of the limited liability company interests of each of (1) Eagle Rock Mid-Continent Operating, LLC, a Delaware limited liability company; and (2) Eagle Rock Mid-Continent Asset, LLC, a Delaware limited liability company;

(iii)                                                 100% of the limited liability company interests of Eagle Rock Pipeline GP, LLC, a Delaware limited liability company that owns (a) 100% of the limited liability company interests of Superior Gas Compression, LLC, a Texas limited liability company; (b) 100% of the limited liability company interests of Eagle Rock Crude Pipelines, LLC, a Delaware limited liability company; (c) a 2% general partner interest in each of (1) Eagle Rock GOM, L.P., a Texas limited partnership that owns 100% of the limited liability company interests of each of (y) Galveston Bay Gathering, LLC, a Texas limited liability company; and (z) CMA Pipeline Partnership, LLC, a Texas limited liability company; (2) Eagle Rock DeSoto Pipeline, L.P., a Texas limited partnership that owns a 49% limited partner interest in Sweeny Gathering, L.P., a Texas limited partnership; and (3) Eagle Rock Midstream, L.P., a Texas limited partnership; (d) a 1% general partner interest in Eagle Rock Operating, L.P., a Texas limited partnership, (e) a 1% general partner interest in Eagle Rock Pipeline, L.P., a Delaware limited partnership; (f) a 1% general partner interest in Eagle Rock Gas Gathering & Processing, Ltd., a Texas limited company; (g) a 1% general partner interest in Eagle Rock Field Services, L.P., a Texas limited partnership; (h) a 1% general partner interest in Eagle Rock Energy Services, L.P., a Texas limited partnership; (i) a 1% general partner interest in Midstream Gas Services, L.P., a Texas limited partnership;  (j) a 0.01% general partner interest in EROC Quitman Gathering Co., LP, a Delaware limited partnership; (k) a 0.01% general partner interest in EROC Gathering Company, LP, a Delaware limited partnership; and (l) a 0.001% general partner interest in EROC Midstream Energy, L.P., a Delaware limited partnership;

(iv)                                                99.5% of the limited liability company interests of G&P LLC;

(v)                                                   a 99.999% limited partner interest in each of (a) the General Partner; and (b) EROC Midstream Energy, L.P., a Delaware limited partnership that owns (1) a 99.99% limited partner interest in each of (y) EROC Quitman Gathering Co., LP, a Delaware limited partnership; and (z) EROC Gathering Company, LP, a Delaware limited partnership; and (2) 100% of the limited liability company interests in each of (y) Hesco Gathering Company, LLC, a Texas limited liability company; and (z) Hesco Pipeline Company, LLC, a Texas limited liability company;

(vi)                                                a 99% limited partner interest in each of (a) Eagle Rock Upstream Development II, L.P., a Texas limited partnership; and (b) Eagle Rock Pipeline, L.P., a Delaware limited partnership that owns (1) a 99% limited partner interest in Eagle Rock Gas Gathering & Processing, Ltd, a Texas limited partnership that owns a 99% limited partner interest in each of (y) Eagle Rock Operating, L.P., a Texas limited partnership; and (z) Eagle Rock Field Services, L.P., a Texas limited partnership; (2) a 99% limited partner interest in Eagle Rock Energy Services, L.P., a Texas limited partnership that owns a 17.9% limited partner interest in Midstream Gas Services, L.P., a Texas limited partnership; (3) an 81.1% limited partner interest in Midstream Gas Services, L.P., a Texas limited partnership; (4) a 98% limited partner interest in Eagle Rock GOM, L.P., a Texas limited partnership; (5) a 98% limited partner interest in Eagle Rock DeSoto Pipeline, L.P., a Texas limited partnership; and (6) a 98% limited partner interest in Eagle Rock Midstream, L.P., a Texas limited partnership; and

(vii)                                             a 95% limited partner interest in each of (a) Eagle Rock Acquisition Partnership, L.P., a Delaware limited partnership; and (b) Eagle Rock Acquisition Partnership, II L.P., a Delaware limited partnership.

All such capital stock, limited liability company interests or limited partnership interest, as the case may be, are owned free and clear of all liens, encumbrances (except restrictions on transferability as described in the Registration Statement, the Disclosure Package and the Prospectus), security interests, equities, charges and other claims (other than those arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to me, without independent investigation, other than those created by or arising under the Delaware General Corporation Law (the “DGCL”) or the Delaware Limited Liability Company Act (the “Delaware LLC Act”).

I am licensed to practice law in the State of Texas.  In rendering these opinions (i) I have relied upon certificates and representations of other officers of G&P LLC and of the Subsidiaries and of other individuals whom I consider reliable, as well as the representations and warranties contained in the Agreement, with respect to the accuracy of certain factual matters contained therein, and (ii) I have assumed that all documents submitted to me as originals are authentic, that all copies submitted to me conform to the originals thereof, and that the signatures on all documents examined by me are genuine. The foregoing opinions are limited in all respects to the DGCL, the DRULPA, the Delaware LLC Act, the laws of the State of Texas and applicable federal law, in each case as in effect on the date hereof.  This opinion is provided in my capacity as Senior Vice President, General Counsel and Corporate Secretary of G&P LLC and not in my individual capacity as an attorney.  The opinions expressed herein are for your benefit and may be relied upon only by you.  This opinion speaks as of the date hereof, and I disclaim any obligation to update this opinion.

EXHIBIT D

OFFICERS’ CERTIFICATE

March 18, 2013

Each of the undersigned, Jeffrey P. Wood, Chief Financial Officer of Eagle Rock Energy G&P, LLC, a Delaware limited liability company (the “G&P LLC”) and general partner of Eagle Rock Energy GP, L.P., a Delaware limited partnership (the “General Partner”) and general partner of Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and Charles C. Boettcher, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of G&P LLC, on behalf of the Partnership, does hereby certify pursuant to Section 6(i) of that certain Underwriting Agreement dated March 13, 2013 (the “Underwriting Agreement”) among the Partnership and, on behalf of the several Underwriters named therein, RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., UBS Securities LLC and Wells Fargo Securities, LLC, that as of the date hereof:

1.              He has reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.              The representations and warranties of the Partnership as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.              The Partnership has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.              The conditions set forth in paragraph (h) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

D-1

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date set forth above.

Name:	Jeffrey P. Wood
Title:	Chief Financial Officer

Name:	Charles C. Boettcher
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Signature Page to Officers’ Certificate

EXHIBIT E

CFO CERTIFICATE

March 18, 2013

Pursuant to Section 6(j) of that certain Underwriting Agreement, dated March 13, 2013, among the Partnership and, on behalf of the several Underwriters named therein, RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., UBS Securities LLC and Wells Fargo Securities, LLC, I, Jeffrey P. Wood, solely in my capacity as Chief Financial Officer of Eagle Rock Energy G&P, LLC (“G&P LLC”), have been asked to deliver this certificate to each of the Underwriters.  Based on an examination of the Partnership’s financial records undertaken by myself or other employees of G&P LLC who are responsible for the Partnership’s financial accounting matters, I hereby certify, on behalf of the Partnership, solely in my capacity as Chief Financial Officer of G&P LLC, that:

1.                                      I have read the Registration Statement and the Prospectus.

2.                                      I or other employees of G&P LLC who are responsible for the Partnership’s financial and accounting matters supervised the compilation of the Partnership’s financial information specified in Annex I hereto (the “Specified Historical Operating Results”)

3.                                      I or other employees of G&P LLC who are responsible for the Partnership’s financial and accounting matters compared the amounts specified in the Specified Historical Operating Results to the accounting records, analyses, financial schedules and other documents of the Partnership (collectively, the “Books and Records”), and found the amounts to be consistent and in agreement with the Books and Records and based on assumptions believed by the undersigned to be reasonable.

4.                                      With respect to the Specified Historical Operating Results, nothing has come to my attention that causes me to believe that the financial information contained in the Specified Historical Operating Results is not true, correct and accurate in all material respects.

5.                                      This certificate is to assist each of the Underwriters in conducting and documenting its investigation of the affairs of the Partnership in connection with the offering of common units covered by the Prospectus, and each of the Underwriters are entitled to rely on this Chief Financial Officer’s Certificate.

[Signature page follows]

E-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first set forth above.

By:
Jeffrey P. Wood
Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to CFO Certificate